Exhibit 99

ANADARKO ANNOUNCES 2010 FOURTH-QUARTER

AND FULL-YEAR RESULTS

HOUSTON, Jan. 31, 2011 – Anadarko Petroleum Corporation (NYSE: APC) today announced that net income from continuing operations attributable to common stockholders totaled $111 million, or $0.22 per share (diluted), for the quarter ended Dec. 31, 2010. These results include certain items affecting comparability that are typically excluded by the investment community in published estimates. In total, these items decreased net income by approximately $34 million, or $0.07 per share (diluted), on an after-tax basis.(1) Cash flow from continuing operations in the fourth quarter of 2010 was $1.315 billion, and discretionary cash flow totaled $1.298 billion.(2)

For the year ended Dec. 31, 2010, Anadarko reported net income from continuing operations attributable to common stockholders of $761 million, or $1.52 per share (diluted). Full-year 2010 cash flow from continuing operations was $5.247 billion, and discretionary cash flow totaled $5.380 billion.(2)

2010 HIGHLIGHTS

•	Increased sales volumes by 7 percent over 2009, including a 13-percent liquids increase

•	Added 359 million barrels of oil equivalent (BOE) of proved reserves, which equates to replacing 153 percent of production

•	Continued offshore exploration success with an approximate 60-percent discovery rate

•	Achieved first oil from the Jubilee mega project in a record 3.5 years following discovery

“2010 was a year of very strong performance with record sales volumes, above-target reserve growth and industry-leading exploration results – each of which surpassed the guidance we provided in March – while spending approximately $200 million less capital than originally projected,” said Anadarko Chairman and CEO Jim Hackett. “Additionally, we strengthened the balance sheet by completing several transactions that enhanced liquidity and significantly extended near-term debt maturities, and had approximately $3.7 billion of cash on hand at year end. We are positioned to deliver upon the strategic plan we laid out last March to achieve a five-year 7- to 9-percent production CAGR (compounded annual growth rate) and surpass 3 billion BOE of proved reserves by year-end 2014.”

Full-year 2010 sales volumes of natural gas, crude oil and natural gas liquids (NGLs) totaled a record 235 million BOE, or 643,000 BOE per day, which was 6.5 million BOE higher than the midpoint of the original sales-volumes guidance provided at the March 2010 Investor Conference. This represents an approximate 7-percent increase over full-year 2009 sales volumes of 220 million BOE. Fourth-quarter 2010 sales volumes of natural gas, crude oil and NGLs totaled 56 million BOE, or 608,000 BOE per day.

Anadarko added 359 million BOE of proved reserves in 2010, including 29 million BOE from price revisions, and incurred costs of approximately $5.036 billion associated with its oil and natural gas exploration and development activities.(2) The company estimates its proved reserves at year-end 2010 totaled 2.42 billion BOE, with approximately 69 percent of its reserves in the proved developed category and approximately 31 percent categorized as proved undeveloped. At year-end 2010, Anadarko’s product mix of proved reserves was made up of approximately 56 percent natural gas and 44 percent liquids.

2010 WORLDWIDE EXPLORATION AND DEVELOPMENT HIGHLIGHTS

Anadarko’s record production of 235 million BOE was primarily driven by an 11-percent increase in sales volumes from the Rocky Mountain region, growth in the company’s liquids-rich plays and accelerated activity in the Marcellus shale. With existing infrastructure and service agreements in place, Anadarko has established itself as the largest producer in the Eagleford Shale with current gross production of approximately 27,000 BOE per day. The midstream expansion in the Marcellus Shale during the fourth quarter of 2010 enabled the company to nearly double its gross daily sales volumes from the end of the third quarter to approximately 330 million cubic feet per day (MMcf/d) at the end of the year, while being carried on its capital costs through the joint-venture agreement announced earlier in the year.

“The success of Anadarko’s worldwide exploration program, coupled with the results of our evaluation and development activity in the U.S. onshore, has continued to add differentiating value for shareholders,” continued Hackett. “Our offshore exploration drilling program achieved a success rate of approximately 60 percent, while also continuing to safely advance existing deepwater discoveries toward potential future development, with a 100-percent success rate on a total of nine appraisal wells in 2010. In addition to these industry-leading results, the further evaluation and development of our Marcellus and Eagleford shale programs – where we amassed large fairway acreage positions at attractive costs in the early stages of exploration – enabled us to establish a net risked resource potential of 1.5 billion BOE in these two major growth areas.”

In Mozambique, Anadarko announced three world-class natural gas discoveries at Windjammer, Barquentine and Lagosta – each of which was ranked among the top five discoveries offshore Africa in 2010, according to IHS Energy. As a result of the success, Anadarko and its partners have begun evaluating various commercialization options and expect to keep at least one rig in the area to advance an appraisal program and continue exploration activities. In West Africa, the company announced its second discovery offshore Sierra Leone at the Mercury prospect. Anadarko, along with partners, is advancing plans to drill three to five exploration and appraisal wells across the company’s 5 million gross acres offshore Sierra Leone, Liberia and Cote d’Ivoire in 2011. Offshore Ghana, Anadarko and its partners achieved first oil from the world-class Jubilee field in a record 3.5 years following discovery. Also offshore Ghana, Anadarko and its partners continued a successful appraisal program in the adjacent Tweneboa and Enyenra (formerly Owo) fields and expect to submit a development plan to the Ghanaian government in 2011.

Anadarko will provide more information regarding its 2011 capital program and longer-term outlook on Feb. 24, 2011, when it holds an extended conference call and portfolio discussion. The company will provide additional details and dial-in instructions for the call later this month.

CONFERENCE CALL TOMORROW AT 9 A.M. CST, 10 A.M. EST

Anadarko will host a conference call on Tuesday, Feb. 1, at 9 a.m. Central Standard Time (10 a.m. Eastern Standard Time) to discuss fourth-quarter and year-end results. The dial-in number is 888.679.8034 in the United States or 617.213.4847 for international calls. The confirmation number is 98549147. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will also be available on the Web site for approximately 30 days following the conference call.

ANADARKO OPERATIONS REPORT

For more details on Anadarko’s operations, please refer to the comprehensive report on fourth-quarter 2010 activity. The report will be available at www.anadarko.com on the Investor Relations page.

FINANCIAL DATA

Seven pages of summary financial data follow, including current hedge positions, proved reserves and costs incurred.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2010, the company had approximately 2.42 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko, please visit www.anadarko.com.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP measures provide useful information for investors.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to finalize year-end reserves and complete and commercially operate the drilling prospects identified in this news release. See “Risk Factors” in the company’s 2009 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to U.S. Investors: Effective Jan. 1, 2010, the United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Anadarko uses certain terms in this news release, such as “net risked resource potential,” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended Dec. 31, 2009, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Investor Relations. This form may also be obtained by contacting the SEC at 1-800-SEC-0330.

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ANADARKO CONTACTS

MEDIA:

John Christiansen, john.christiansen@anadarko.com, 832.636.8736

Matt Carmichael, matt.carmichael@anadarko.com, 832.636.2845

INVESTORS:

John Colglazier, john.colglazier@anadarko.com, 832.636.2306

Dean Hennings, dean.hennings@anadarko.com, 832.636.2462

Anadarko Petroleum Corporation

Certain Items Affecting Comparability

	Quarter Ended December 31, 2010
millions except per-share amounts	Before Tax	After Tax	Per Share (diluted)
Unrealized gains (losses) on derivatives, net*	$ 48	$ 30	$ 0.06
Gains (losses) on divestitures, net	17	10	0.02
Gulf of Mexico accelerated depreciation, depletion and amortization	(19)	(12)	(0.02)
Deepwater royalty adjustments	(52)	(33)	(0.07)
Impairments	(69)	(29)	(0.06)
	$ (75)	$ (34)	$ (0.07)

*  For the quarter ended December 31, 2010, before-tax unrealized gains (losses) on derivatives, net includes $(318) million related to commodity derivatives, $371 million related to other derivatives, and $(5) million related to gathering, processing and marketing sales.

	Quarter Ended December 31, 2009
millions except per-share amounts	Before Tax	After Tax	Per Share (diluted)
Unrealized gains (losses) on derivatives, net*	$ 356	$ 226	$ 0.45
Impairments	(36)	(28)	(0.05)
Change in uncertain tax positions (FIN48)	—	10	0.02
	$ 320	$ 208	$ 0.42

* For the quarter ended December 31, 2009, before-tax unrealized gains (losses) on derivatives, net includes $82 million related to commodity derivatives, $267 million related to other derivatives, and $7 million related to gathering, processing and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of cash provided by operating activities (GAAP) to discretionary cash flow and free cash flow (non-GAAP), and net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses discretionary cash flow and free cash flow to demonstrate the company’s ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities. The company uses adjusted net income (loss) to evaluate the company’s operational trends and performance.

	Quarter Ended December 31,		Year Ended December 31,
millions	2010	2009	2010	2009
Net cash provided by operating activities	$ 1,315	$ 1,100	$ 5,247	$ 3,926
Add back:
Change in accounts receivable	187	151	172	290
Change in accounts payable and accrued expenses	(134)	(449)	157	(269)
Change in other items—net	(70)	67	(196)	411
Discretionary cash flow from operations	$ 1,298	$ 869	$ 5,380	$ 4,358

Anadarko Petroleum Corporation

Reconciliation of GAAP to Non-GAAP Measures

December 31, 2010
millions	Quarter Ended	Year Ended
Discretionary cash flow from operations	$ 1,298	$ 5,380
Less: Capital expenditures	1,277	5,169
Free cash flow	$ 21	$ 211

	Quarter Ended December 31, 2010		Quarter Ended December 31, 2009
millions except per-share amounts	After Tax	Per Share (diluted)	After Tax	Per Share (diluted)
Net income (loss) attributable to common stockholders	$ 111	$ 0.22	$ 229	$ 0.46
Less: Certain items affecting comparability	(34)	(0.07)	208	0.42
Adjusted net income (loss)	$ 145	$ 0.29	$ 21	$ 0.04

Presented below are reconciliations of costs incurred (GAAP) to oil and gas exploration and development costs (non-GAAP) and total debt (GAAP) to net debt (non-GAAP). Management believes oil and gas exploration and development costs is a more accurate reflection of the expenditures incurred during the current year, excluding certain obligations to be paid in future periods. Management uses net debt as a measure of the company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

millions	Year Ended December 31, 2010
Costs incurred	$5,086
Asset retirement obligation liability incurred	(86)
Cash expenditures for asset retirement obligations	36
Oil and gas exploration and development costs	$5,036

millions	December 31, 2010
Total debt	$13,013
Less: Cash and cash equivalents	3,680
Net debt	$9,333

Net debt	$9,333
Stockholders’ equity	20,684
Adjusted capitalization	$30,017

Net debt to adjusted capitalization ratio	31%

Anadarko Petroleum Corporation

(Unaudited)

Summary Financial Information	Quarter Ended December 31,		Year Ended December 31,
millions except per-share amounts	2010	2009	2010	2009
Consolidated Statements of Income
Revenues and Other
Gas sales	$ 728	$ 776	$ 3,420	$ 2,924
Oil and condensate sales	1,454	1,254	5,592	4,022
Natural-gas liquids sales	261	171	997	536
Gathering, processing and marketing sales	190	197	833	728
Gains (losses) on divestitures and other, net	58	19	142	133
Reversal of accrual for DWRRA dispute	—	—	—	657
Total	2,691	2,417	10,984	9,000
Costs and Expenses
Oil and gas operating	240	199	830	859
Oil and gas transportation and other*	209	137	816	664
Exploration	325	294	974	1,107
Gathering, processing and marketing	149	148	615	617
General and administrative	294	325	982	983
Depreciation, depletion and amortization	869	884	3,714	3,532
Other taxes	259	203	1,068	746
Impairments	69	36	216	115
Total	2,414	2,226	9,215	8,623
Operating Income (Loss)	277	191	1,769	377
Other (Income) Expense
Interest expense	213	198	855	702
(Gains) losses on commodity derivatives, net	159	(95)	(893)	408
(Gains) losses on other derivatives, net	(371)	(267)	285	(582)
Other (income) expense, net	(13)	(20)	(119)	(43)
Total	(12)	(184)	128	485
Income (Loss) Before Income Taxes	289	375	1,641	(108)
Income Tax Expense (Benefit)	160	137	820	(5)
Net Income (Loss)	$ 129	$ 238	$ 821	$ (103)
Net Income Attributable to Noncontrolling Interests	18	9	60	32
Net Income (Loss) Attributable to Common Stockholders	$ 111	$ 229	$ 761	$ (135)
Per Common Share:
Net income (loss) attributable to common stockholders—basic	$ 0.22	$ 0.46	$ 1.53	$ (0.28)
Net income (loss) attributable to common stockholders—diluted	$ 0.22	$ 0.46	$ 1.52	$ (0.28)
Average Number of Common Shares Outstanding—Basic	496	492	495	480
Average Number of Common Shares Outstanding—Diluted	498	494	497	480

Exploration Expense
Dry hole expense	$ 55	$ 44	$ 202	$ 304
Impairments of unproved properties	154	128	480	476
Geological and geophysical expense	52	47	103	105
Exploration overhead and other	64	75	189	222
Total	$ 325	$ 294	$ 974	$ 1,107

* For the quarter ended December 31, 2010, oil and gas transportation and other expenses include $18 million related to idle rig costs in the Gulf of Mexico. For the year ended December 31, 2010, oil and gas transportation and other expenses include $27 million related to idle rig costs and $19 million of rig termination fees related to contracted deepwater drilling rigs in the Gulf of Mexico.

Anadarko Petroleum Corporation

(Unaudited)

Summary Financial Information	Quarter Ended December 31,		Year Ended December 31,
millions	2010	2009	2010	2009
Cash Flow from Operating Activities
Net income (loss)	$129	$238	$821	$(103)
Depreciation, depletion and amortization	869	884	3,714	3,532
Deferred income taxes	19	(157)	(123)	(165)
Dry hole expense and impairments of unproved properties	209	172	682	780
Impairments	69	36	216	115
(Gains) losses on divestitures, net	(17)	—	(29)	(44)
Unrealized (gains) losses on derivatives, net	(48)	(356)	(114)	717
Reversal of accrual for DWRRA dispute	—	—	—	(657)
Other	68	52	213	183
Discretionary Cash Flow from Operations	1,298	869	5,380	4,358
(Increase) decrease in accounts receivable	(187)	(151)	(172)	(290)
Increase (decrease) in accounts payable and accrued expenses	134	449	(157)	269
Other items—net	70	(67)	196	(411)
Net Cash Provided By Operating Activities	$1,315	$1,100	$5,247	$3,926

Capital Expenditures	$1,277	$1,688	$5,169	$4,558

	December 31, 2010	December 31, 2009
Condensed Balance Sheets
Cash and cash equivalents	$3,680	$3,531
Other current assets	2,995	2,552
Net properties and equipment	37,957	37,204
Other assets	1,616	1,514
Goodwill and other intangible assets	5,311	5,322
Total Assets	$51,559	$50,123
Current debt	$291	$—
Other current liabilities	3,823	3,824
Long-term debt	12,722	11,149
Midstream subsidiary note payable to a related party	—	1,599
Other long-term liabilities	13,284	13,136
Stockholders’ equity	20,684	19,928
Noncontrolling interests	755	487
Total Liabilities and Equity	$51,559	$50,123
Capitalization
Total debt	$13,013	$12,748
Stockholders’ equity	20,684	19,928
Total	$33,697	$32,676
Capitalization Ratios
Total debt	39%	39%
Stockholders’ equity	61%	61%

Note: After applying relevant accounting guidance to the facts, as they are known to the Company today, the Company’s liability accrual for the Deepwater Horizon event continues to be zero. Please refer to the Company’s report on Form 10-Q filed with the SEC on November 1, 2010, for additional disclosure and information surrounding the treatment of this item.

Anadarko Petroleum Corporation

(Unaudited)

Sales Volumes and Prices

	Average Daily Volumes			Sales Volumes			Average Sales Price
	Natural Gas MMcf/d	Crude Oil & Condensate MBbls/d	NGLs MBbls/d	Natural Gas Bcf	Crude Oil & Condensate MMBbls	NGLs MMBbls	Natural Gas Per Mcf	Crude Oil & Condensate Per Bbl	NGLs Per Bbl
Quarter Ended December 31, 2010
United States	2,139	122	57	197	11	5	$3.70	$78.55	$49.31
Algeria		51			5			88.51
Other International		21			2			82.79

Total	2,139	194	57	197	18	5	$3.70	$81.64	$49.31

Quarter Ended December 31, 2009
United States	2,076	133	47	191	12	4	$4.06	$71.06	$39.91
Algeria		43			4			72.69
Other International		14			1			72.76

Total	2,076	190	47	191	17	4	$4.06	$71.55	$39.91

Year Ended December 31, 2010
United States	2,272	130	63	829	48	23	$4.12	$74.96	$43.07
Algeria		55			20			79.00
Other International		16			6			76.89

Total	2,272	201	63	829	74	23	$4.12	$76.22	$43.07

Year Ended December 31, 2009
United States	2,217	120	47	809	44	17	$3.61	$58.56	$31.42
Algeria		52			19			59.51
Other International		15			5			57.22

Total	2,217	187	47	809	68	17	$3.61	$58.72	$31.42

	Average Daily Volumes MBOE/d	Sales Volumes MMBOE
Quarter Ended December 31, 2010	608	56
Quarter Ended December 31, 2009	583	53

Year Ended December 31, 2010	643	235
Year Ended December 31, 2009	604	220

Sales Revenue and Commodity Derivatives

	Sales			Commodity Derivatives Gain (Loss)
		Crude Oil &		Natural Gas		Crude Oil & Condensate

millions	Natural Gas	Condensate	NGLs	Realized	Unrealized	Realized	Unrealized
Quarter Ended December 31, 2010
United States	$728	$879	$261	$176	$(169)	$(19)	$(140)
Algeria		418				2	(9)
Other International		157

Total	$728	$1,454	$261	$176	$(169)	$(17)	$(149)

Quarter Ended December 31, 2009
United States	$776	$874	$171	$11	$190	$1	$(101)
Algeria		286				1	(7)
Other International		94

Total	$776	$1,254	$171	$11	$190	$2	$(108)

Year Ended December 31, 2010
United States	$3,420	$3,556	$997	$513	$353	$(23)	$37
Algeria		1,582				8	5
Other International		454

Total	$3,420	$5,592	$997	$513	$353	$(15)	$42

Year Ended December 31, 2009
United States	$2,924	$2,585	$536	$277	$(444)	$34	$(223)
Algeria		1,133				16	(68)
Other International		304

Total	$2,924	$4,022	$536	$277	$(444)	$50	$(291)

Anadarko Petroleum Corporation

Estimated 2010 Year-end Proved Reserves

MMBOE

2009 Reported Year-end Proved Reserves	2,304
2010 Estimated Year-end Proved Reserves	2,422

Non-Price-Related Additions (exclusive of divestments)	330
Price-Related Revisions	29

Total 2010 Reserve Additions	359

Oil and Gas Exploration and Development Costs (billions)	$5.036
Reserve Replacement before Price Revisions	140%
Reserve Replacement including Price Revisions	153%

2010 Estimated Year-end Proved Developed Reserves	69%
2010 Estimated Year-end Proved Undeveloped Reserves	31%

2010 Estimated Year-end Natural Gas Proved Reserves	56%
2010 Estimated Year-end Liquids Proved Reserves	44%

Anadarko Petroleum Corporation

Commodity Hedge Positions (Excluding Natural Gas Basis)

As of January 31, 2011

	Volume (thousand MMBtu/d)	Weighted Average Price per MMBtu
		Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2011	480	$5.00	$6.50	$8.29
2012	500	$5.00	$6.50	$9.03

Fixed Price - Financial
2011	90	$6.17

	Volume (thousand MBbls/d)	Weighted Average Price per barrel
		Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2011	126	$64.29	$79.29	$99.95
2012	2	$35.00	$50.00	$92.50

Interest Rate Derivatives
As of January 31, 2011
Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received

Swap	$750 Million	Oct-2011	Oct-2021	4.72%	3M LIBOR
Swap	$1,250 Million	Oct-2011	Oct-2041	4.83%	3M LIBOR
Swap	$250 Million	Oct-2012	Oct-2022	4.91%	3M LIBOR
Swap	$750 Million	Oct-2012	Oct-2042	4.80%	3M LIBOR